SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 29, 2005

WJ COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-31337

DELAWARE	94-1402710
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

401 River Oaks Parkway, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 577-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

WJ Communications, Inc. (the “Company”) has entered into an offer letter with Mark S. Knoch for the position of Vice President, Operations of the Company (the “Offer Letter”).  A copy of the offer letter is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Under the Offer Letter, Mr. Knoch has agreed to commence employment with the Company as of August 8, 2005.  The exact terms of Mr. Knoch’s employment will be as set forth in an employment agreement which the Company is obligated to prepare within 30 days of Mr. Knoch’s employment.  The Offer Letter provides that the employment package will include an annual base salary of $200,000, a sign-on bonus of $20,000 eligibility to participate in the Company’s discretionary cash bonus plan, up to a maximum of 60% of base salary, based on appropriate quarterly business and financial targets and individual objectives with a guaranteed $20,000 bonus for the year ending 2005 and a stock option grant of 450,000 shares of WJ Communications common stock vesting over four years.  The Offer Letter also provides that Mr. Knoch’s employment is contingent upon certain other conditions including mutual agreement as to the employment agreement.  The foregoing summary of the Offer Letter is qualified by the complete terms and conditions of the Offer Letter filed herewith as Exhibit 10.1.

Item 5.02                                             Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                                 Departure of Principal Officer.

On July 29, 2005, Neil Morris, PhD resigned as Chief Technology Officer of the Company.  The Company and Dr. Morris are parties to an employment agreement dated July 26, 2002 and a separation agreement is under negotiation.

(c)                                  Appointment of New Principal Officer.

On August 1, 2005 the Company announced that it has appointed Mark S. Knoch as Vice President, Operations replacing Dr. Neil Morris who has resigned from the Company. Mr. Knoch was Vice President, Operations at Zilog Corporation, where he was responsible for all manufacturing and supply chain activities for the entire company. Prior to this, he served as Vice President, Supply Chain for Sipex, Inc., an analog semiconductor company, where he was responsible for managing all aspects of the supply chain used for the manufacturing of products. Mr. Knoch has also held senior planning positions at ANADIGICS, Inc., and American Microsystems Incorporated. He holds a Bachelor of Science degree in electrical engineering from Kansas State University.  Mr. Knoch is not a party to any transaction subject to Section 404(a) of Regulation S-K involving the Company or any of its subsidiaries.  A copy of the Company’s press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.  The information set forth in item 1.01 of this current report is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits

(c) Exhibits

10.1                           Employment offer letter, by and between the Company and Mark S. Knoch.

99.1                           Press Release dated August 1, 2005 announcing the appointment of Mark S. Knoch as Vice President, Operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WJ COMMUNICATIONS, INC.

By:	/s/ DAVID R. PULVINO
David R. Pulvino
Chief Accounting Officer
(principal accounting officer)

Dated:  August 4, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment offer letter, by and between the Company and Mark S. Knoch.

99.1	Press Release dated August 1, 2005 announcing the appointment of Mark S. Knoch as Vice President, Operations.